AMENDMENT No. 1
TO
U.S. PB AGREEMENT

AMENDMENT AGREEMENT (the “Amendment”), dated as of August 17, 2016 to the U.S. PB Agreement, dated as of March 3, 2014, as may be amended from time to time (the “Agreement”) between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Guggenheim Credit Allocation Fund (the “Customer”).

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the agreements provided herein, the parties hereto agree to amend the Agreement as follows:

1. Amendment to Exhibit A to the Agreement (‘Account Agreement’).

Section 4 (‘Rehypothecation’) of Exhibit A to the Agreement is hereby deleted in its entirety and placed with the following words “Rehypothecation – See Exhibit B.”.

2. Amendment to Exhibit B to the Agreement.

The Agreement is hereby amended by adding a new Exhibit B (‘Rehypothecation Agreement’) in the form attached hereto as Exhibit I.

3. Representations.

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment, except to the extent that such representations specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

4. Miscellaneous.

a. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

b. Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

c. Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

d. Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

e. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.		GUGGENHEIM CREDIT ALLOCATION FUND

By:	/s/ JP Muir	By:	/s/ John L. Sullivan
	Name: JP Muir		Name: John L. Sullivan
	Title: Managing Director		Title: CFO

By:	/s/ Edward Speal
Name: Edward Speal
Title: Managing Director

Exhibit I

See attached.

Exhibit B to U.S. PB Agreement – Rehypothecation Agreement

This Exhibit B (the “Rehypothecation Agreement”) is entered into between Customer and BNP PARIBAS PRIME BROKERAGE, INC. (“BNPP PB, Inc.”), on behalf of itself and as agent for the BNPP Entities. This Rehypothecation Agreement is incorporated as an exhibit to the U.S. PB Agreement (the “Agreement”). Certain capitalized terms used in this Rehypothecation Agreement are defined in the Account Agreement.

1.	Rehypothecation -			(B) thirty-three and one-third percent (33 1/3%) of the
total assets of the Customer based on the most recent
(a)	Customer expressly grants each BNPP Entity the			financial information provided by the Customer, (iii) the
	right, to the fullest extent that it may effectively do			securities which are subject to the Hypothecation
	so under Applicable Law, to re-register the			Request shall not represent the entire position of such
	Collateral in its own name or in another name			security held by Customer, and (iv) the securities which
	other than Customer’s, to use or invest the			are subject to the Hypothecation Request are not
	proceeds of any securities lending transaction at			Ineligible Securities (as defined below) and have not
	its own risk, and to pledge, repledge, hypothecate,			been recalled by the Customer or if the securities which
	rehypothecate, sell, lend, or otherwise transfer or			are subject to the Hypothecation Request were recalled
	use the Collateral (the “Hypothecated			by the Customer other than for the purpose of selling
	Securities”), as principal and not as agent of			the securities or removing the securities from the
	Customer, with all attendant rights of ownership			Special Custody Account (as defined herein), the
	except as provided below. For the purposes of the			record date that was the reason for the recall or event
	return of any Hypothecated Securities to			has passed.
Customer, BNPP PB, Inc.’s return obligations shall
	be satisfied by delivering the Hypothecated	2.	Eligibility; Recall Rights -
Securities or securities identical to such
	Hypothecated Securities (such securities having		(a)	Customer shall have the right, in its sole discretion and
	the same cusip number as the subject			without condition, to designate any Margin Collateral as
	Hypothecated Securities, or in the case of a			ineligible for rehypothecation for any valid business
	reorganization or recapitalization of the issuer, the			reason including, but not limited to, an imminent sale or
	equivalent of the subject Hypothecated Securities)			removal from the Special Custody Account, dividend
	(“Equivalent Securities”). For the avoidance of			declaration, record date for voting or other corporate
	doubt, Customer hereby grants BNPP PB, Inc. its			action (“Ineligible Securities”), provided that the
	consent to hypothecate its securities for the			market value of the Margin Collateral that has not been
	purposes of Rule 15c2-1(a)(1) of the Exchange			designated as Ineligible Securities would, following
	Act, subject to the limits of this Agreement.			such designation, be at least equal to the Outstanding
Debit Financing (as defined in the Committed Facility
(b)	Collateral held by Custodian (including any			Agreement) or the value of the loan outstanding if the
	successor thereto, the “Custodian”) pursuant to			Committed Facility Agreement has been terminated.
	the Special Custody and Pledge Agreement			Except as limited herein, Customer shall have the right,
	between BNPP PB, Inc., Customer, and Custodian			upon demand and without condition, to recall any
	(the “Special Custody Agreement”) (such			Hypothecated Securities and BNPP PB, Inc. shall
	Collateral, the “Margin Collateral”) shall be			return such security or an Equivalent Security to the
	transferred to BNPP PB, Inc. for purposes of			Special Custody Account (as defined in the Special
	rehypothecation only against a request to			Custody Agreement, the “Special Custody Account”)
	Custodian for release of Margin Collateral			within a commercially reasonable period (in any event,
	(“Hypothecation Request”) that meets the			no later than the standard settlement cycle for such
	following requirements: (i) the Hypothecation			securities after such request).
Request is issued by a duly authorized
	representative of BNPP PB, Inc. in accordance		(b)	Customer shall provide, or cause the Custodian to
	with the requirements for instructions set forth for			provide, a daily report to BNPP PB, Inc. of portfolio
	in the Special Custody Agreement, (ii) subject to			transactions relating to securities in the Special
	Section 2(c)(B), the fair market value of the			Custody Account. With respect to any Hypothecated
	securities which are subject to the Hypothecation			Security that is the subject of a sell order, on the date
	Request, together with the value of any			such report is delivered to BNPP PB, Inc., BNPP PB,
	outstanding Hypothecated Securities, shall not			Inc. shall, without any further action by Customer,
	exceed the value of the loan against which the			return such security or an Equivalent Security to the
	Margin Collateral was pledged (“Hypothecation			Special Custody Account within a commercially
	Limit”), provided that if the Maximum Commitment			reasonable period (in any event, no later than the
	Financing (as defined in the Committed Facility			standard settlement cycle for such securities after such
	Agreement) is increased pursuant to the mutual			request).
agreement of the parties, then the fair market
	value of the securities which are subject to the		(c)	If as of the close of business on any Business Day the
	Hypothecation Request, together with the value of			value of all outstanding Hypothecated Securities
	any outstanding Hypothecated Securities, shall not			exceeds the Hypothecation Limit (such excess amount,
	exceed the lesser of (A) the Hypothecation Limit or			the “Rehypothecation Excess”), BNPP PB, Inc. shall,
at its option, either (A) reduce the amount of

	outstanding Hypothecated Securities so that the		transfer hereunder shall be transferred to the Special
	total value of such securities does not exceed the		Custody Account and shall not be held by BNPP PB, Inc.
Hypothecation Limit or (B) deliver to, and maintain
	within, the Special Custody Account an amount of	5.	Re-hypothecation Failure - Hypothecated Securities shall
	cash at least equal to any Rehypothecation		be marked-to-market daily and valued at their fair market
	Excess (for the avoidance of doubt, if there is no		value (as determined by BNPP PB, Inc. in good faith and in
	Rehypothecation Excess, BNPP PB, Inc. can		a commercially reasonable manner). Upon the failure of
	recall any cash delivered hereunder).		BNPP PB, Inc. to return Hypothecated Securities or the
Equivalent Securities (such Hypothecated Securities, “Failed
3.	Corporate Actions -		Securities”) pursuant to this Agreement or Applicable Law,
Customer shall be entitled to reduce the value of the loan
	(a) Income Payments. Customer shall be entitled to		against which the Margin Collateral was pledged by an
	receive with respect to any Hypothecated Security,		amount equal to one hundred percent (100%) of the then-
	an amount equal to any principal thereof and all		current fair market value of such Failed Securities as
	interest, dividends or other distributions paid or		reasonably agreed to between the parties without any fee or
	distributed on or in respect of the Hypothecated		penalty; provided, however that the terms of the Committed
	Securities (“Income”) that is not otherwise		Facility Agreement shall not be altered or amended by such
	received by Customer. BNPP PB, Inc. shall, on		reduction.
the date such Income is paid or distributed either
	transfer to or credit to the Special Custody	6.	Failure to Process Instructions - If (i) Customer provides
	Account such Income with respect to any		BNPP PB, Inc. with instructions in respect of corporate
	Hypothecated Securities, provided that BNPP PB,		actions on the Hypothecated Securities (excluding any
	Inc. shall make commercially reasonable efforts to		exercise of voting rights) which do not require Customer to
	return Hypothecated Securities receiving Income		be a record holder at the time of exercise, (ii) Customer
	prior to the record date for a distribution.		provides at least five Business Days notice prior to the
relevant exercise deadline, and (iii) BNPP PB, Inc. fails to
	(b) Income in the Form of Securities. Where Income,		process Customer’s instructions in a commercially
	in the form of securities, is paid in relation to any		reasonable manner, BNPP PB, Inc. shall provide Customer
	Hypothecated Securities, such securities shall be		the cash equivalent of payments or distributions actually
	delivered to the Special Custody Account.		made but which Customer did not receive due to BNPP PB,
Inc.’s failure.
(c) Other Corporate Actions. Where, in respect of any
	Hypothecated Securities, any rights relating to	7.	Fees - BNPP PB, Inc. agrees to pay Customer a
	conversion, sub-division, consolidation, pre-		rehypothecation fee (the “Rehypothecation Fee”),
	emption, rights arising under a takeover offer,		computed daily at a rate as set forth herein, as modified from
	rights to receive securities or a certificate which		time to time by mutual agreement of the parties. Except as
	may at a future date be exchanged for securities		BNPP PB, Inc. and Customer may otherwise agree, the
	or other rights, including those requiring election		Rehypothecation Fee shall accrue from and including the
	by the record holder of such securities at the time		date on which the Margin Collateral is rehypothecated to, but
	of the relevant election, become exercisable prior		excluding, the date on which securities or other financial
	to the redelivery of Equivalent Securities, then		assets of the same issuer and class as the Margin Collateral
	Customer may, within a reasonable time before		initially rehypothecated are returned to Customer’s Special
	the latest time for the exercise of the right or		Custody Account. Unless otherwise agreed, any
	option give written notice to BNPP PB, Inc. that on		Rehypothecation Fee payable hereunder shall be payable
	redelivery of Equivalent Securities, it wishes to		upon the earlier of (i) the day that is two (2) Business Days
	receive Equivalent Securities in such form as will		prior to the calendar month end in the month in which such
	arise if the right is exercised or, in the case of a		fee was incurred (the “Scheduled Payment Date”) or (ii) the
	right which may be exercised in more than one		termination of the U.S. PB Agreement (the “Termination
	manner, is exercised as is specified in such written		Payment Date”) (or, if such Scheduled Payment Date or
	notice, and BNPP PB, Inc. shall return such		Termination Payment Date, as the case may be, is not a
	Hypothecated Security or an Equivalent Security		Business Day, the next Business Day.
to the Special Custody Account within a
	commercially reasonable period (in any event, no		For the avoidance of doubt, each payment of the
	later than the standard settlement cycle for such		Rehypothecation Fee on a Scheduled Payment Date shall
	securities after such request).		be payment for the monthly period from three (3) Business
Days prior to a calendar month end to three (3) Business
4.	Segregation of Hypothecated Securities - Unless		Days prior to the next succeeding calendar month end.
otherwise agreed by the parties, any transfer of
	Hypothecated Securities to the Customer or any	8.	Fee Amount – 70% of the difference between the fair
	transfer of cash pursuant to Sections 2 or 3 shall be		market rate (as determined by BNPP PB, Inc. in good faith
	effected by delivery or other transfer to or for credit to		and in a commercially reasonable manner) and Fed Funds
	the Special Custody Account. BNPP PB, Inc. expressly		Open.
acknowledges that all securities that it is obligated to